EAST TEXAS FINANCIAL SERVICES, INC.

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    1200 South Beckham o P. O. Box 6910 o Tyler, TX 75711-6910 o 903-593-1767
                               o Fax 903-593-1094




                                  NEWS RELEASE


 For verification, contact:  Gerald W. Free, Vice Chairman/President/CEO
                             Derrell W. Chapman, Vice President/COO/CFO


Telephone:     (903) 593-1767
Fax:           (903) 593-1094

For immediate release:  October 22, 2001

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                       EAST TEXAS FINANCIAL SERVICES, INC.
        DECLARES CASH DIVIDEND AND ANNOUNCES ANNUAL STOCKHOLDERS MEETING

Tyler, Texas, October 22, 2001, - - - East Texas Financial Services, Inc., (OTC Bulletin Board: ETFS.OB), the holding Company for First Federal Savings and Loan Association of Tyler, Texas, today reported that the Company would continue its quarterly cash dividend of $0.05 per share to be paid on November 20, 2001 to stockholders of record as of November 6, 2001. The annualized dividend yield is approximately 2.28% based on the most recent market price of $8.77.

In other matters, the Company announced the date for its next annual meeting of Stockholders was set for 2:00 p.m. January 23, 2002 at the Company Offices located at 1200 South Beckham Avenue in Tyler and that the record date for voting on matters at the meeting was set for December 5, 2001.

East Texas Financial Services, Inc., is the holding company for First Federal Savings and Loan Association of Tyler, Texas, which presently operates three full service offices and two loan agencies in the Tyler area and one full service office in Gilmer.

The Company's stock is traded under the symbol "ETFS" on the OTC Electronic Bulletin Board.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           EAST TEXAS FINANCIAL SERVICES, INC.



Date:  October 22, 2001                     By: /s/ GERALD W. FREE
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                                                Gerald W. Free
                                                Vice Chairman, President and CEO